Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

October 11, 2016

Colony Starwood Homes

8665 East Hartford Drive, Suite 200

Scottsdale, AZ 85225

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States Federal income tax considerations in connection with the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) being filed by Colony Starwood Homes, a Maryland real estate investment trust (“CSH,” and collectively with its Subsidiaries, as defined below, the “Company”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of: (i) CSH’s senior debt securities (“Debt Securities”); (ii) CSH’s common shares of beneficial interest, $0.01 par value per share (“Common Shares”); (iii) CSH’s preferred shares, $0.01 par value per share (“Preferred Shares”), which may be represented by Depositary Shares (as defined below); (iv) depositary shares (“Depositary Shares”) representing fractional interests in Preferred Shares; (v) warrants (“Warrants”) of CSH to purchase Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Purchase Contracts (as defined below), Rights (as defined below) or Units (as defined below); (vi) purchase contracts (“Purchase Contracts”) entitling or obligating the holders thereof to purchase from or sell to CSH, and the CSH to sell to or purchase from the holders thereof, Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants, Rights or Units; (vii) rights (“Rights”) to purchase Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants, Purchase Contracts or Units; and (viii) units (“Units”) consisting of two or more of the securities referred to above, in each case, as described in the prospectus forming a part of the Registration Statement at the time the Registration Statement becomes effective (the “Prospectus”). We have acted as tax counsel to the Company in connection with the preparation of the Registration Statement and certain other documents. We inform you that any U.S. federal tax advice contained in this opinion is limited to the one or more U.S. federal tax issues addressed in the opinion. Additional issues may exist that could affect the U.S. federal tax treatment of the transaction that is the subject of this opinion and this opinion does not consider or provide a conclusion with respect to any additional issues.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Colony Starwood Homes

October 11, 2016

We have been provided with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of an officer of CSH dated the day hereof (the “CSH Officer’s Certificate”) relating to, among other things, the actual and proposed operations of CSH and the entities in which it holds, or has held, a direct or indirect interest. For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the CSH Officer’s Certificate or in any other document. In particular, we note that CSH may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on CSH’s representation that the facts, statements, representations, and covenants presented in the CSH Officer’s Certificate, including any documents incorporated or deemed to be incorporated by reference therein, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion, however, we are not aware of any facts inconsistent with such factual matters. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations, and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the CSH Officer’s Certificate may affect our conclusions set forth herein. Our opinion is also based on the assumption that there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising CSH and the entities in which CSH holds, or has held, a direct or indirect interest, have been formed, which changes could have a material effect on the conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986 (“Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.

Colony Starwood Homes

October 11, 2016

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to CSH or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

1. Commencing with CSH’s short taxable year beginning February 1, 2014 and ended on December 31, 2014, CSH has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its method of operation has enabled CSH to meet, and its proposed method of operations will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Code for its current and subsequent tax years.

2. Although the discussion set forth in the Prospectus under the heading “United States Federal Income Tax Considerations” does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of our securities, such discussions, though general in nature, constitute, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the ownership and disposition of our securities, subject to the qualifications set forth therein. The United States Federal income tax consequences of the ownership and disposition of such securities, by a holder of such securities will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in the Prospectus under the heading “United States Federal Income Tax Considerations” as applied to any particular holder.

CSH’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its share ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of CSH’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion has been prepared for you in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to Sidley Austin LLP under the caption “Validity of the Offered Securities” in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under

Colony Starwood Homes

October 11, 2016

Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Sidley Austin LLP

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